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                         Strong Money Market Fund, Inc.

                                   EXHIBIT 16

                           SCHEDULE OF COMPUTATION OF
                             PERFORMANCE QUOTATIONS


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
I.       CURRENT YIELD:  7 days ended October 31, 1995
         A.      Formula
                 -------

                          Current Yield = Base Period Return x (365/7)

         B.      Calculation
                 -----------

                          5.82% = .001116642 x (365/7)


II.      EFFECTIVE YIELD:  7 days ended October 31, 1995

         A.      Formula
                 -------
                                                                     (365/7)
                          Effective Yield = [(Base Period Return + 1)       ] - 1


         B.      Calculation
                 -----------
                                                   (365/7)
                          5.99% = [(.001116642 + 1)       ] - 1

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